                                                                      EXHIBIT 11

                         BRISTOL RETAIL SOLUTIONS, INC.
                     Computation of Income (Loss) per Share

                                                                             Three Months Ended
                                                                                September 30,
                                                                            1997              1996
                                                                         ----------        -----------
PRIMARY LOSS PER SHARE
       Net income (loss)                                                 $  (195,989)      $    14,566
                                                                         ===========       ===========
       Weighted average number of common shares outstanding during
           the period                                                      5,503,929         3,250,000
       Effect of stock options and warrants treated as common stock
           equivalents under the treasury stock method                            --                --
                                                                         -----------       -----------
           Total shares                                                    5,503,929         3,250,000
                                                                         ===========       ===========
Primary income (loss) per share                                          $     (0.04)            0.004
                                                                         ===========       ===========

FULLY DILUTED EARNINGS PER SHARE
       Net income (loss)                                                 $  (195,989)           14,566
                                                                         ===========       ===========
       Weighted average number of common shares outstanding during
           the period                                                      5,503,929         3,250,000
       Effect of stock options and warrants treated as common stock
           equivalents under the treasury stock method                            --                --
                                                                         -----------       -----------
           Total shares                                                    5,503,929         3,250,000
                                                                         ===========       ===========
Fully diluted income (loss) per share                                    $     (0.04)      $     0.004
                                                                         ===========       ===========

                                                                      EXHIBIT 11

                         BRISTOL RETAIL SOLUTIONS, INC.
                          Computation of Loss per Share

                                                                                             Inception
                                                                     Nine Months Ended   (April 3, 1996) to
                                                                     September 30, 1997  September 30, 1996
                                                                     ------------------  ------------------
PRIMARY LOSS PER SHARE
       Net loss                                                           (1,404,203)          (16,684)
                                                                         ===========       ===========
       Weighted average number of common shares outstanding
           during the period                                               5,086,616         2,954,355
       Effect of stock options and warrants treated as common
           stock equivalents under the treasury stock method                      --                --
                                                                         -----------       -----------
           Total shares                                                    5,086,616         2,954,355
                                                                         ===========       ===========
Primary loss per share                                                   $     (0.28)      $    (0.006)
                                                                         ===========       ===========

FULLY DILUTED EARNINGS PER SHARE
       Net loss                                                          $(1,404,203)      $   (16,684)
                                                                         ===========       ===========
       Weighted average number of common shares outstanding during
           the period                                                      5,086,616         2,954,355
       Effect of stock options and warrants treated as common stock
           equivalents under the treasury stock method                            --                --
                                                                         -----------       -----------
           Total shares                                                    5,086,616         2,954,355
                                                                         ===========       ===========
Fully diluted loss per share                                                   (0.28)           (0.006)
                                                                         ===========       ===========